Exhibit 8.1



                    SIDLEY AUSTIN BROWN & WOOD LLP

 BEIJING                     787 SEVENTH AVENUE                   LOS ANGELES
  ----                    NEW YORK, NEW YORK 10019                    ----
BRUSSELS                  TELEPHONE 212 839 5300                    NEW YORK
  ----                     FACSIMILE 212 839 5599                     ----
 CHICAGO                       www.sidley.com                    SAN FRANCISCO
  ----                                                                ----
 DALLAS                        FOUNDED 1866                         SHANGHAI
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 GENEVA                                                            SINGAPORE
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HONG KONG                                                             TOKYO
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 LONDON                                                         WASHINGTON, D.C.




                                                   December 23, 2003


SCORS Depositor Inc.
Park Avenue Plaza
55 East 52nd Street
New York, New York 10055

         Re:   SCORS Depositor Inc.
               Registration Statement on Form S-3
               ----------------------------------

Ladies and Gentlemen:

         We have acted as special tax counsel for SCORS Depositor Inc., a Delaware corporation (the "Corporation"), in connection with the preparation of its registration statement on Form S-3 (the "Registration Statement") relating to the issuance from time to time in one or more series (each, a "Series") of trust certificates (the "Securities") that are registered on such Registration Statement. The Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a trust agreement (each an "Agreement") among the Corporation and a trustee (the "Trustee") to be identified in the prospectus supplement for such Series of Securities.

         We have examined the prospectus contained in the Registration Statement (the "Prospectus") and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

         We have advised the Corporation with respect to certain federal income tax consequences of the proposed issuance of the Securities. This advice is summarized under the heading "Material Federal Income Tax Consequences" in the Prospectus. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance, but with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects. We hereby confirm and adopt each opinion expressly set forth under the above quoted heading in the Prospectus as representing our opinion as to the material federal income tax consequences of the purchase, ownership and disposition of



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SIDLEY AUSTIN BROWN & WOOD LLP                                      NEW YORK


SCORS Depositor Inc.
December 23, 2003
Page 2


the Securities. There can be no assurance, however, that contrary positions will not be taken by the Internal Revenue Service or that the law will not change.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm as special federal tax counsel to the Corporation under the above quoted heading in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                          Very truly yours,


                                          Sidley Austin Brown & Wood LLP